Exchange Agreement

This Exchange Agreement (“Agreement”) is made and entered into, effective as of __________ __, 2014 (the "Effective Date"), by and between EnerJex Resources, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company holding shares of the Company's "Existing Series A Shares," as such term is defined below (the “Stockholders”), with reference to the following facts:

Recitals

A.                 Each of the Stockholders is a holder of shares of the Company’s Series A Preferred Stock (the “Existing Series A Shares”) having the rights, preferences, and privileges, and subject to the restrictions and limitations, set forth in that certain "Certificate of Designation of Preferences, Rights, and Limitations of Series A Preferred Stock" filed with the Secretary of State of the State of Nevada on December 31, 2010 (the "Existing COD").

B.                 Under the terms of the Existing COD, (i) the Company issued 4,779,460 Existing Series A Shares at a price of $1.00 per share, (ii) each such Existing Series A Share is presently convertible into one (1) share of Common Stock, (iii) each Stockholder is entitled to receive certain preferential dividends in an aggregate cumulative amount equal to $1.00 per share (i.e., preferential dividends in an aggregate cumulative amount equal to $4,779,460 for all Stockholders) (such preferential payment, the "Series A Preferential Dividend"), and (iv) upon the Company's payment of aggregate cumulative amount equal to $1.00 per Existing Series A Share, all issued and outstanding Existing Series A Shares will be automatically converted into Common Stock at the then-current conversion ratio.

C.                 At present, the Company has paid cumulative Series A Preferential Dividends to the Stockholders in the amount of $[1,704,239], and the Stockholders in the aggregate are entitled to future Series A Preferential Dividends in the aggregate amount of $[3,075,221].

D.                 The Company is seeking to simplify its capital structure, to eliminate the financial and operating constraints imposed by the terms of the preferential dividends payable with respect to the Existing Series A Shares, and to raise additional working capital through the issuance of shares of preferred stock, and in order to accomplish those objectives, the Company is proposing:

(i)                 To adopt and file that certain "Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series A Preferred Stock" in the form attached hereto as Exhibit A (the "Restated COD"), in order to amend the terms of the Existing Series A Shares to be as set forth in that Restated COD (the shares of Series A Preferred, as their terms are so amended, the "New Series A Shares"); and

(ii)               To issue and sell New Series A Shares to investors, in an underwritten public offering of such shares (the "Public Offering"), at such price per share that is paid by the investors subscribing for New Series A Shares in that Public Offering (such price per share, the "Original Issue Price"); and

(iii)             Concurrently with the first closing of the issuance of the New Series A Shares in that Public Offering, to effect a share exchange transaction (the "Share Exchange") in which each of the Stockholders will exchange each Existing Series A Share for the following shares (the "New Shares"):

(A)              one (1) share of the Company’s Common Stock, par value $0.0001 per share (the "Common Stock"), and

1.

(B)              a number of New Series A Shares equal to the quotient determined by dividing (x) the Stockholder's undisbursed Series A Preferential Dividend with respect to each Existing Series A Share owned by the Stockholder, by (y) the New Series A Original Issue Price per share.

E.                  The adoption of the Restated COD and the execution and delivery of this Agreement are conditions precedent to the closing of the Public Offering.

F.                  The parties intend for the Share Exchange to be a tax free exchange of property pursuant to Section 368 of the Internal Revenue Code, and to be exempt from registration under Section 3a-9 of the Securities Act of 1933, as amended (the "Act").

Agreement

Now Therefore, the Company and the Stockholders, intending to be legally bound, and for mutual and valid consideration, agree as follows:

Section	1 Exchange of Shares

1.1              Share Exchange. Upon consummation of the Share Exchange:

(a)               Each of the Stockholders will transfer the Existing Series A Shares to the Company for cancellation, and

(b)               The Company will issue and deliver to each Stockholder with respect to each Existing Series A Share owned by such Stockholder:

(i)                 one (1) share of the Company’s Common Stock; and

(ii)               a number of New Series A Shares equal to the quotient determined by dividing (x) the Stockholder's undisbursed Series A Preferential Dividend, by (y) the New Series A Original Issue Price per share. No fractional shares will be issued in that exchange; in lieu thereof, the Company will deliver to each holder cash for fractions of a share based upon the New Series A Original Issue Price per whole share.

1.2              Transfer Taxes. Any transfer taxes, stamp duties, filing fees, recordation expenses, or other similar taxes, fees, charges or expenses incurred by a Stockholder in connection with the transfer of the Existing Series A Shares to the Company or in connection with any of the other transactions contemplated by this Agreement will be borne and paid by such Stockholder.

Section	2 The Share Exchange

2.1              Closing; Exchange Date. The closing of the Share Exchange contemplated by Section 1 (the “Closing”) will be held at the offices of the Company (or by consummated by remote delivery of documents by overnight courier, facsimile, and email) on such date as is selected by the Company upon not less than five (5) days' prior written notice to the Stockholders and is prior to the date of the first closing of the issuance of the New Series A Shares in the Public Offering (the “Exchange Date”).

2.

2.2              Deliveries. At the Closing:

(a)               Each Stockholder will deliver to the Company (i) all stock certificates representing the Existing Series A Shares owned by such Stockholder, for cancellation by the Company (or, if a Stockholder is unable to find one or more such stock certificates, then a lost securities affidavit in form acceptable to the Company), and (ii) a stock assignment separate from certificate in the form attached hereto as Exhibit B;

(b)               The Company will issue new certificates to each Stockholder representing the newly issued New Shares; and

(c)                Upon the Share Exchange Date, each Existing Series A Share issued and outstanding immediately prior to such date will, without any further action by the Company, be canceled and returned to the status of authorized but unissued shares.

Section 3       Representations and Warranties of Stockholders. Each of the Stockholders represents and warrants to the Company, severally and not jointly, that the following statements are true, accurate and complete in all material respects:

3.1              Title to Shares. Each of the Stockholders has good and valid title to the Existing Series A Shares, free and clear of any encumbrances other than encumbrances that will attach to the New Shares issued to the Stockholder hereunder. On the Share Exchange Date, the Company will acquire good and valid title to the Existing Series A Shares free and clear of any encumbrances.

3.2              Requisite Power and Authority. Each of the Stockholders has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on the part of each of the Stockholders required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Share Exchange. Upon its execution and delivery, this Agreement will be the valid and binding obligation of each of the Stockholders, enforceable against such Stockholder in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3              Investment Representations. Each of the Stockholders understands that the New Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Each Stockholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. Stockholder is acquiring the New Shares for Stockholder’s own account for investment only, and not with a view towards distribution.

Section 4       Representations and Warranties of the Company. The Company represents and warrants that, to the best of its knowledge, the following statements are accurate in all material respects:

4.1              Good Standing and Corporate Power. The Company is validly existing and in good standing as a corporation under the laws of the State of Nevada, and has all necessary corporate power to perform its obligations under this Agreement.

4.2              Authorization.

(a)               All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Share Exchange Date and the authorization, issuance and delivery of the New Shares pursuant hereto has been taken or will be effectively taken prior to the Share Exchange. Upon its execution and delivery, this Agreement will be valid and binding on the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.

(b)               All New Shares issued in the Share Exchange shall be duly authorized and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Stockholders.

(c)                All New Shares issued in the Share Exchange will be issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)               The issuance of New Shares in the Share Exchange will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.3              Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement and the issuance of the New Shares pursuant to the Share Exchange, will not, with or without the passage of time or giving of notice, result in any material violation, default or conflict with any provision of any mortgage, indenture, contract, lease, agreement, or instrument to which the Company or its subsidiaries is party or by which the Company or its subsidiaries is bound or of any judgment, decree, order or writ and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its subsidiaries, its business or operations or any of its assets or properties.

4.4              Compliance with Laws; Permits. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the New Shares pursuant to the Share Exchange, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

4.5              Restated Certificate. The New Shares have the rights, preferences and privileges, and restrictions set forth in the Restated COD of the Company in the form attached as Exhibit A hereto.

Section	5 Miscellaneous Provisions

5.1              Notices. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (c) on the date on which transmitted by facsimile or other electronic means producing a tangible receipt evidencing a successful transmission, or (d) on the next business day after the date on which deposited with a regulated public carrier or nationally recognized overnight commercial delivery service (e.g., Federal Express, DHL, etc.), addressed to the party for whom intended, (i) if to the Company, then at the mailing address, email address, or facsimile number set forth on the Company's signature page hereto, or (ii) if to a Stockholder, then at the mailing address, email address, or facsimile number on the Company's records for such Stockholder, or such other mailing address, email address, or facsimile number, notice of which has been delivered in a manner permitted by this Section 5.1.

4.

5.2              Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

5.3              Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4              Force Majeure. Neither party shall be liable for any default or delay in performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages or the failure of any Person to perform any commitment to such party related to this Agreement; or any other cause (whether similar or dissimilar to those expressly enumerated in this Section 5.4) beyond such party's reasonable control.

5.5              Entire Agreement. This Agreement, and the exhibits hereto set forth the entire understanding of the parties concerning the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written.

5.6              Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholders owing at least a majority of the Existing Series A Shares. Any amendment or waiver effected in accordance with this Section 5.6 shall be binding upon the Company, each Investor, and any transferee of any Securities. Each Stockholder acknowledges that by the operation of this Section 5.6, less than all of the Stockholders who are parties hereto may effect an amendment or waiver of provisions of this Agreement and may thereby diminish or eliminate rights of such Stockholder under this Agreement even though such Stockholder has not consented to the amendment or waiver.

(a)               Exculpation Among Stockholders. Each Stockholder acknowledges that such Stockholder is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Stockholder agrees that no Stockholder nor the respective controlling persons, officers, directors, partners, agents or employees of any Stockholder shall be liable to any other Stockholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance of the Notes hereunder and any shares issuable upon conversion of the Notes.

(b)               Rights of Stockholders. The Stockholders (or transferee holder of Securities) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and the Stockholders or transferee holder shall not incur any liability to any other Stockholders or holder of Securities with respect to exercising or refraining from exercising any such right or rights.

5.

5.7              Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with applicable provisions of the laws of the State of Nevada (without regard to application of its conflict-of-law principles), and each party hereby consents to the jurisdiction of the courts of the State of Nevada for purposes of all actions commenced to construe or enforce this Agreement.

5.8              Attorneys' Fees. If any action or proceeding is commenced to construe this Agreement or enforce the rights and duties set forth herein, then the party prevailing in that action shall be entitled to recover its costs and fees in that action, as well as the costs and fees of enforcing any judgment entered therein.

5.9              Construction. This Agreement is the result of negotiations between the parties and neither of the parties entering into this Agreement has acted under any duress or compulsion, whether legal, economic or otherwise. The parties hereby waive the application of any rule of law that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared this Agreement or any earlier draft of the same. In this Agreement, the word "Person" includes any individual, corporation, limited liability company, trust, fiduciary, governmental entity, or other entity or status of any kind that is recognized under applicable law as a separate legal person, and the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular the plural. Unless otherwise expressly indicated herein, the words "hereof," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to "Section" herein shall refer to the sections and paragraphs of this Agreement unless specifically stated otherwise. The section and other headings, if any, contained in this Agreement are inserted for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

5.10          Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

[Signatures begin on following page.]

6.

In Witness Whereof, the undersigned has executed this Exchange Agreement, effective as of the date first above written.

EnerJex Resources, Inc., a Nevada corporation

By:
Robert G. Watson, Jr.,
Chief Executive Officer

Address, Facsimile & Email for Notices:

EnerJex Resources, Inc.
ATTN: Mr. Robert G. Watson, Jr.
4040 Broadway, Suite 508
San Antonio, Texas 78209

Facsimile: (210) 829-1224
Email: rwatson@enerjexresources.com

[Stockholder signatures begin on following page.]

[Company Signature Page to Exchange Agreement]

In Witness Whereof, the undersigned has executed this Exchange Agreement, effective as of the date first above written.

Stockholder:

Signature of Stockholder

Printed Name of Stockholder

Printed Name & Title of Individual Signing for Stockholder (e.g., as "Trustee" for a Trust)

[Stockholder Signature Page to Exchange Agreement]

Exhibit A

Amended and Restated Certificate of Designation

Exhibit B

Stock Assignment Separate from Certificate

(see following page)

STOCK ASSIGNMENT

(Separate From Certificate)

THE UNDERSIGNED hereby sells, assigns and transfers unto Enerjex Resources, Inc., a Nevada corporation ("Assignee"), __________________ (___,___) shares of the Series A Preferred Stock of Enerjex Resources, Inc., a Nevada corporation (the "Corporation"), standing in the name of the undersigned on the books of the Corporation represented by Stock Certificate No. A-___, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as its attorney-in-fact (with full power of substitution) to transfer such stock on the books of the Corporation.

Date	Signature of Stockholder

Printed Name of Stockholder